Exhibit 10.25

EXECUTION COPY

Lagniappe Ventures LLC

3601 N. Interstate 10 Service Rd. W.
Metairie, LA 70002, U.S.A.

March 16, 2020

Wasef Jabsheh

International General Insurance Holdings Ltd.

74 Abdel Hamid Sharaf Street

PO Box 941428

Amman 11194 Jordan

International General Insurance Holdings Ltd.

74 Abdel Hamid Sharaf Street

PO Box 941428

Amman 11194 Jordan

Re:     Share Transfer

Dear Wasef:

Reference is hereby made to that certain Business Combination Agreement, dated as of October 10, 2019 (as it may be amended, the “Business Combination Agreement”) by and among Tiberius Acquisition Corporation, a Delaware corporation (including any successor thereto, “Purchaser”), Lagniappe Ventures LLC, a Delaware limited liability (the “Sponsor”), solely in its capacity thereunder as the Purchaser Representative (the “Purchaser Representative”), International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), Wasef Jabsheh (“Wasef Jabsheh”) in his capacity thereunder as the Seller Representative (the “Seller Representative”), and upon the execution and delivery of joinders thereto after the date thereof, a to-be-formed Bermuda exempted company (“Pubco”) and its to-be-formed wholly-owned Delaware corporation (“Merger Sub”). Any capitalized term used but not defined herein will have the meanings ascribed thereto in the Business Combination Agreement.

As a result of the transactions contemplated by the letter agreement, dated as of October 10, 2020, among the Sponsor, Jabsheh and the other parties thereto (the “Letter Agreement”), the Sponsor will own 1,973,000 Founder Shares subject to certain vesting provisions set forth in the Letter Agreement. Of these 1,973,000 Founder Shares, 462,500 Founder Shares (represented by Pubco Common Shares issued in exchange therefor in the Merger) will be subject to vesting provisions at a price of $15.25 per share pursuant to the terms of the Letter Agreement (the “Vesting Shares”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor and each of the undersigned parties hereby agrees as follows:

1.	The Sponsor hereby agrees that, upon and subject to the Closing, the Sponsor agrees to transfer and assign, subject to and in accordance with the terms and conditions of this Agreement, to Jabsheh 131,148 Founder Shares that will be exchanged in the Merger for 131,148 Vesting Shares (the “Transferred Shares”), free and clear of all liens, encumbrances and other security interests (except (i) as set forth in the Insider Letter (as defined below), the Letter Agreement and this Agreement, (ii) those imposed by Pubco’s Organizational Documents or applicable securities laws or (iii) those incurred by Jabsheh). The Transferred Shares shall remain subject to the terms and provisions of the Letter Agreement, including the restrictions contained in Sections 3, 4 and 5 thereof.

2.	The Transferred Shares will be transferred by Sponsor to Jabsheh as a “permitted transferee” (as defined in the Letter Agreement, dated as of March 15, 2018 (as it may, subject to the terms hereof be amended, the “Insider Letter”), by and among Sponsor, Tiberius Acquisition Corporation and certain other insiders named therein) of Sponsor under Section 7(c) of the Insider Letter, and accordingly Jabsheh hereby agrees to become bound by the transfer restrictions in the Insider Letter with respect to the Transferred Shares that apply to the Sponsor thereunder, in addition to the other restrictions set forth in this Agreement.

3.	This Agreement (including the Business Combination Agreement to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof; provided, that for the avoidance of doubt, nothing herein shall affect the terms and conditions of the Insider Letter.

4.	This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto. No provision of this Agreement may be waived except in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.	This Agreement shall be construed, interpreted and enforced in a manner consistent with the provisions of the Business Combination Agreement. The provisions set forth in Sections 12.3 through 12.8, 12.12 and 12.13, of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement, and the references therein to the “Parties” were instead to the parties to this Agreement.

6.	This Agreement shall terminate at such time, if any, as the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

{Remainder of Page Left Blank; Signature Page Follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

LAGNIAPPE VENTURES LLC

By:	/s/ Andrew Poole
	Name:	Andrew Poole
	Title:	Chief Investment Officer

Accepted and agreed, effective as of the date first set forth above:

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.,

a Bermuda exempted company

By:	/s/ Pervez Rizvi
	Name:	Pervez Rizvi
	Title:	Director

/s/ Wasef Jabsheh
Wasef Jabsheh

{Signature Page to Share Transfer Letter}